POWER OF ATTORNEY

      The undersigned, as a Section 16 reporting person of eHealth, Inc. (the

"Corporation") under the Securities Exchange Act of 1934, as amended (the "Exchange

Act"), hereby constitutes and appoints Scott Giesler, Deputy General Counsel and

Assistant Secretary of the Corporation, Chi-Mei Cheng and Jennifer Thompson of the

Corporation, and Caine Moss and Maya Blumenfeld of Wilson Sonsini Goodrich and

Rosati, P.C., and each of them, as the undersigned's true and lawful attorney-in-fact for the following actions:

* to complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his discretion determine to be required or advisable pursuant to Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation; and

* to do all acts necessary in order to file such forms with the Securities and Exchange

Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney-in-fact shall deem necessary or appropriate.

      The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned,

are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      I hereby revoke any and all powers of attorney relating to the foregoing actions that previously have been signed by me.  However, the preceding sentence shall not have the effect of revoking any powers of attorney that are unrelated to the foregoing actions that previously have been signed by me.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of March, 2007.

Signature: /s/ Christopher J. Schaepe

Print Name: Christopher J. Schaepe